UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2023
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange
Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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ITEM 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 29, 2023, National Storage Affiliates Trust (the “Company”) amended and restated the LTIP Unit Award Agreements for the Company’s executive officers with respect to awards granted pursuant to agreements dated (i) February 26, 2021 (the “2021 Agreements”), (ii) March 15, 2022 and August 26, 2022 (the “2022 Agreements”), and (iii) February 27, 2023 and June 5, 2023 (the “2023 Agreements,” and together with the 2021 Agreements and the 2022 Agreements, the “Executive Award Agreements”). The Executive Award Agreements contain, among other things, performance-based vesting for a portion of the awards under which vesting is based in part on the Company’s three-year total shareholder return (“TSR”), relative to the TSRs of its four stock exchange-listed company self storage peers (such group, the “Peer Group” and such performance-based component, the “Peer TSR Component”).

As a result of a merger between two members of the Peer Group in July 2023 (the “Merger”) , one member of the Peer Group was eliminated as a standalone company and therefore, since the closing of the Merger the Peer Group includes only three other stock exchange-listed self storage companies. Accordingly, as the measurement period of the Peer TSR Component is over a three-year period, and each Peer Group member must be part of the Peer Group for the entirety of the measurement period, the Company’s Compensation, Nominating and Corporate Governance Committee (the “CNCG Committee”) determined that it would be appropriate to amend certain aspects of the Executive Award Agreements in which the Company’s performance was compared to the Peer Group for purposes of determining the portions of the awards that vest.

With respect to the amendment and restatement of the 2021 Agreements, the CNCG Committee revised these agreements to, among other things: (i) reduce the size of the Peer Group from four to three as a result of the Merger; and (ii) modify the Peer TSR Component to provide for no vesting of the relevant portion of the award if the Company was ranked fourth.

With respect to the amendment and restatement of the 2022 Agreements and the 2023 Agreements (the “Amended and Restated 2022 and 2023 Agreements”), the CNCG Committee revised these agreements to, among other things: (i) account for one less member in the Peer Group as with the amendment and restatement of the 2021 Agreements; (ii) modify the potential award under each of the 2022 Agreements and 2023 Agreements to now compare the Company’s TSR to the cumulative three-year weighted average of the Peer Group’s TSR (“Peer Group Weighted Average TSR”) plus or minus a certain number of basis points (previously the Company’s three-year relative TSR was compared to the three-year relative TSR of the Peer Group, with payout determined by achieving either fourth place for the minimum award, 110% of the Peer Group’s average TSR for the target award, or first place for the maximum award); and (iii) modify the allocation of performance-based long term incentive performance units (“LTIPs”) such that 30% (previously 50%) of the potential award is based on the Peer TSR Component and 70% (previously 50%) of the potential award vests based on a comparison of the Company’s three-year TSR relative to the MSCI US REIT Index, which allocation percentages would be subject to a 10% decrease (in the case of the Peer TSR Component) and a 10% increase (in the case of the component based on the MSCI US REIT Index) if another peer is removed from the SS Peer Group. As a result of these modifications, the fair value of the awards (on an accounting basis) in the Executive Award Agreements as of the accounting modification date of such agreements has decreased as compared to the fair value of the awards prior to modification.

The foregoing description of the Amended and Restated 2022 and 2023 Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amended and Restated 2022 and 2023 LTIP Unit Award Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01.        Financial Statements and Exhibits.
The following exhibits are furnished with this report:

Exhibit Number	Description
10.1	Form of Amended and Restated 2022 and 2023 LTIP Unit Award Agreement
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ David G. Cramer
David G. Cramer
President and Chief Executive Officer

Date: January 4, 2024